Exhibit 99.1

NetScout Systems Reports Financial Results for Third Quarter Fiscal Year 2012

Revenue Up 15% Sequentially; 9% Year-over-Year

Led by Strong Service Provider Bookings

Reaffirms and Narrows Guidance Range for FY 2012

WESTFORD, Mass.--(BUSINESS WIRE)--January 19, 2012--NetScout Systems, Inc. (NASDAQ: NTCT):

Q3 FY 2012
Revenue	$83.3 million
	GAAP	Non-GAAP
Net income	$10.0 million	$14.8 million
Net Income per share	$0.24	$0.35

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its third quarter of fiscal year 2012 ended December 31, 2011.

“We performed well in the third quarter despite an uneven business environment. Our third quarter results are on track for our full year guidance with record quarterly revenue, up 9% year-over-year, and non-GAAP earnings per share up 13%,” said Anil Singhal, President and CEO of NetScout Systems. “Our performance was led by strong service provider business, principally from carriers in Asia and the U.S., with bookings up 41% over last year and up 33% on a trailing four quarters basis. We are entering the fourth quarter with $13 million of product backlog, and we are reaffirming and tightening the range of the fiscal 2012 guidance.”

“We recently completed the acquisition of Simena, LLC, a growing provider of high performance packet flow switching technology, to complement our packet flow based management solution. That solution is based on our Unified Service Delivery Management strategy which is gaining mind share with our customers as we continue to deliver on it through both product enhancements and acquisitions. Simena is the third technology acquisition we made this fiscal year, after Psytechnics in April and FoxReplay BV in October,” added Anil Singhal.

Total revenue for the third quarter was a record $83.3 million. Product revenue was $46.0 million, and service revenue was $37.3 million.

GAAP net income for the third quarter was $10.0 million, or net income per diluted share of $0.24. GAAP income from operations was $17.4 million. On a non-GAAP basis, net income for the quarter was $14.8 million, or $0.35 per diluted share, and non-GAAP income from operations was $23.8 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Financial and Company Highlights:

For the third quarter:

  Revenue increased 9% year-over-year and increased 15% sequentially.
  Product revenue increased 7% year-over-year and increased 21% sequentially.
  Service revenue increased 12% year-over-year and increased 8% sequentially.
  GAAP operating margin was 21%, flat compared to a year ago and up 5 points sequentially. Non-GAAP operating margin was 29%, up 3 points compared to a year ago and up 6 points sequentially.
  As of December 31, 2011 cash and cash equivalents and short and long-term marketable securities were $192.3 million, down $6.6 million from $198.9 million as of the end of the prior quarter. The decrease in cash in the quarter was primarily related to the acquisition of Simena, LLC. Year-over-year, cash was down $17.9 million from $210.2 million, as of December 31, 2010.

In addition:

  NetScout recently completed its acquisition of privately held Simena, LLC, based in Sterling, Virginia. Financial terms of the transaction were undisclosed.
  NetScout appointed Chief Financial Officer, David Sommers to role of Executive Vice Chairman. Jean Bua, Chief Accounting Officer and Vice President assumed the role of Chief Financial Officer.

Guidance:

We are reiterating fiscal 2012 guidance but narrowing it with one quarter remaining. GAAP and non-GAAP revenue is expected to be in the range of $305 million to $310 million. GAAP net income per diluted share is expected to be in the range of $0.74 to $0.78 and non-GAAP net income per diluted share between $1.07 and $1.11. The GAAP net income per diluted share range has been adjusted to account for recent acquisition activity.

This guidance implies that fourth quarter GAAP and non-GAAP revenue will be in the range of $86 to $91 million. Accordingly, implied fourth quarter GAAP net income per diluted share is expected to be in the range of $0.28 to $0.32 and non-GAAP net income per diluted share between $.36 and $.40.

The fiscal year 2012 non-GAAP net income per diluted share expectation excludes the purchase accounting adjustment to fair value of approximately $.3 million for deferred revenue, forecasted share-based compensation expenses of approximately $8.6 million, estimated amortization of acquired intangible assets of approximately $6.6 million, business development and integration costs of approximately $4.3 million which include costs associated with the integration of Psytechnics, Fox Replay BV and Simena, compensation for post combination services of $.3 million, restructuring charges of $.4 million, loss on debt extinguishment of $.7 million and the related impact of these adjustments on the provision for income taxes of $7.3 million.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 41061634. A replay of the call will be available after 11:30 a.m. ET on January 19 for approximately one week. The number for the replay is (855) 859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 41061634.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing share-based compensation expenses, amortization of acquired intangible assets, certain business development expenses, loss on debt extinguishment, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisitions. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 27 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 148 service providers, on over one million physical and 2,000 virtual network segments to assure the network, applications, and service delivery to their users and customers. For more information about NetScout go to www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2012, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics, Fox Replay and Simena and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2012 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2011		December 31, 2011
	2011	2010	2011	2010
Revenue:
Product	$46,005	$43,016	$113,616	$114,289
Service	37,292	33,320	105,601	98,271
Total revenue	83,297	76,336	219,217	212,560

Cost of revenue:
Product	10,731	10,343	27,439	28,002
Service	6,508	5,749	19,273	16,972
Total cost of revenue	17,239	16,092	46,712	44,974

Gross profit	66,058	60,244	172,505	167,586

Operating expenses:
Research and development	13,593	10,145	36,073	29,734
Sales and marketing	27,518	27,022	81,144	77,832
General and administrative	6,564	6,356	20,135	17,478
Amortization of acquired intangible assets	565	476	1,541	1,430
Restructuring charges	372	-	372	-
Total operating expenses	48,612	43,999	139,265	126,474

Income from operations	17,446	16,245	33,240	41,112
Interest and other income (expense), net	(1,208)	(392)	(2,442)	(1,294)

Income before income tax expense	16,238	15,853	30,798	39,818
Income tax expense	6,207	4,752	11,317	13,324
Net income	$10,031	$11,101	$19,481	$26,494

Basic net income per share	$0.24	$0.26	$0.46	$0.63
Diluted net income per share	$0.24	$0.26	$0.46	$0.62
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,523	42,105	42,126	41,946
Net income per share - diluted	42,303	43,173	42,815	42,836

	NetScout Systems, Inc.
	Reconciliation of Current GAAP to Current Non-GAAP Financial Measures
	(In thousands, except per share data)
	(Unaudited)

		Three Months Ended		Nine Months Ended
		December 31, 2011		December 31, 2011
		2011	2010	2011	2010

	GAAP Revenue	$83,297	$76,336	$219,217	$212,560
	Service deferred revenue fair value adjustment	118	10	158	123
	Non-GAAP Revenue	$83,415	$76,346	$219,375	$212,683

	GAAP Gross profit	$66,058	$60,244	$172,505	$167,586
	Deferred revenue fair value adjustment	118	10	158	123
	Shared-based compensation expense (1)	98	56	298	237
	Amortization of acquired intangible assets (2)	1,215	995	3,412	2,985
	Business development and integration expense (3)	6	-	10	-
	Non-GAAP Gross profit	$67,495	$61,305	$176,383	$170,931

	GAAP Income from operations	$17,446	$16,245	$33,240	$41,112
	Deferred revenue fair value adjustment	118	10	158	123
	Shared-based compensation expense (1)	2,170	1,460	6,117	4,139
	Amortization of acquired intangible assets (2)	1,780	1,471	4,953	4,415
	Business development and integration expense (3)	1,781	623	3,885	623
	Compensation for post combination services (4)	168	-	168	-
	Restructuring charges	372	-	372	-
	Non-GAAP Income from operations	$23,835	$19,809	$48,893	$50,412

	GAAP Net income	$10,031	$11,101	$19,481	$26,494
	Deferred revenue fair value adjustment	118	10	158	123
	Shared-based compensation expense (1)	2,170	1,460	6,117	4,139
	Amortization of acquired intangible assets (2)	1,780	1,471	4,953	4,415
	Business development and integration expense (3)	1,780	623	4,253	623
	Compensation for post combination services (4)	168	-	168	-
	Restructuring charges	372	-	372	-
	Loss on extinguishment of debt (5)	690	-	690	-
	Income tax adjustments (6)	(2,299)	(1,354)	(5,598)	(3,534)
	Non-GAAP Net income	$14,810	$13,311	$30,594	$32,260

	GAAP Diluted Net income per share	$0.24	$0.26	$0.46	$0.62
	Share impact of non-GAAP adjustments identified above	0.11	0.05	0.25	0.13
	Non-GAAP Diluted net income per share	$0.35	$0.31	$0.71	$0.75

	Shares used in computing non-GAAP diluted net income per share	42,303	43,173	42,815	42,836

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$49	$34	$137	$85
	Cost of service revenue	49	22	161	152
	Research and development	600	368	1,702	1,009
	Sales and marketing	775	551	2,152	1,623
	General and administrative	697	485	1,965	1,270
	Total share-based compensation expense	$2,170	$1,460	$6,117	$4,139

(2)	Amortization expense related to acquired software and product technology included in these amounts is as follows:
	Cost of product revenue	$1,215	$995	$3,412	$2,985
	Operating expenses	565	476	1,541	1,430
	Total amortization expense	$1,780	$1,471	$4,953	$4,415

(3)	Business development and integration expense included in these amounts is as follows:
	Cost of service revenue	$6	$-	$10	$-
	Research and development	1,353	-	1,411	-
	Sales and marketing	179	-	305	-
	General and administrative	243	623	2,159	623
	Other income (expense), net	(1)	-	368	-
	Total business development and integration expense	$1,780	$623	$4,253	$623

(4)	Compensation for post combination services included in these amounts is as follows:
	Research and development	$168	$-	$168	$-

(5)	Loss on extinguishment of debt included in this amount is as follows:
	Interest and other income (expense), net	$690	$-	$690	$-

(6)	Total income tax adjustment is as follows:
	Tax effect of non-GAAP adjustments above at 38%	$(2,689)	$(1,354)	$(6,350)	$(3,534)
	Discrete tax adjustment	390	-	752	-
	Total income tax adjustments	$(2,299)	$(1,354)	$(5,598)	$(3,534)

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2011	March 31,
	2011	2011

Assets
Current assets:
Cash and cash equivalents	$102,762	$67,168
Marketable securities	61,167	133,430
Accounts receivable, net	49,593	62,801
Inventories	9,414	8,925
Prepaid income taxes	4,413	3,205
Deferred income taxes	3,624	3,383
Prepaid expenses and other current assets	5,692	4,814

Total current assets	236,665	283,726

Fixed assets, net	15,213	13,467
Goodwill	170,852	128,177
Intangible assets, net	55,490	47,686
Deferred income taxes	21,849	25,167
Long-term marketable securities	28,360	27,880
Other assets	2,463	1,467

Total assets	$530,892	$527,570

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,585	$9,709
Accrued compensation	20,763	21,854
Accrued other	6,932	4,786
Long-term debt, current portion	-	15,000
Contingent liabilities, current portion	3,014	-
Deferred revenue	82,802	85,241

Total current liabilities	120,096	136,590

Deferred tax liability	1,590	-
Long-term contingent liabilities	4,986	-
Other long-term liabilities	2,170	1,721
Accrued long-term retirement benefits	2,044	1,859
Long-term deferred revenue	12,311	14,735
Long-term debt, net of current portion	62,000	53,106

Total liabilities	205,197	208,011

Stockholders' equity:
Common stock	48	47
Additional paid-in capital	232,969	227,201
Accumulated other comprehensive loss	(1,851)	(676)
Treasury stock, at cost	(53,376)	(35,437)
Retained earnings	147,905	128,424

Total stockholders' equity	325,695	319,559

Total liabilities and stockholders' equity	$530,892	$527,570

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com